EXHIBIT 23.1



To the Board of Directors
Corus Bankshares, Inc.:

         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Corus Bankshares, Inc. (the "Company") of our report dated January 9, 1998, relating to the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 1997, which report was included as part of the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on or about March 19, 1998.



                               ARTHUR ANDERSEN LLP




Chicago, Illinois
May 21, 1998